Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 5 to Registration Statement on Form S-4 of Tesla, Inc., of our report dated February 19, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Tesla, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
April 29, 2019